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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
         Comstock Resources, Inc.

We consent to the incorporation by reference in the Registration Statements Nos. 33-20981 and 33- 88962 filed on Form S-8 and Nos. 333-111237 and 333-112100 filed on Form S-3 of Comstock Resources, Inc. of our report dated March 19, 2003, with respect to the consolidated balance sheet of Comstock Resources, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders` equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2002, which report appears in the December 31, 2003 Annual Report on Form 10-K of Comstock Resources, Inc. Our report refers to a change in the Company`s method of accounting for derivative instruments effective January 1, 2001.

/s/ KPMG LLP
Dallas, Texas
March 12, 2004